Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (February 5, 2009) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2008.

For the 2008 fourth quarter, the Company reported a net loss of $75.4 million, or $5.38 per share.  This loss includes $52.9 million of inventory pre-tax charges and a $29.0 million after-tax expense for the FAS 109 increase in the Company’s deferred tax asset valuation allowance.  In 2007’s fourth quarter, the Company reported a net loss of $70.9 million, or $5.06 per share, including $109.2 million of similar inventory pre-tax charges.

The Company reported a net loss of $250.3 million for the year ended December 31, 2008, or $17.86 per share, compared to a net loss of $135.4 million, or $9.69 per share for 2007.  For the year ended December 31, 2008, the Company recorded $158.6 million of pre-tax charges for inventory impairments and abandonments and a $108.6 million after-tax non-cash valuation allowance against its deferred tax assets.  This compares to pre-tax charges in the same period of 2007 of $210.9 million and a tax benefit of $58 million.

New contracts of 1,879 for the twelve months ended December 31, 2008 were 25% below 2007’s 2,513.  New contracts for 2008’s fourth quarter were 339 compared to 322 in 2007.  The Company’s cancellation rate was 31% in the fourth quarter of 2008, compared to 49% in 2007’s fourth quarter.  Homes delivered for the twelve months ended December 31, 2008 were 2,061 compared to 2007’s deliveries of 3,288.  Homes delivered in 2008’s fourth quarter were 554, decreasing 47% from 2007’s fourth quarter 1,042.  The sales value of homes in backlog at December 31, 2008 was $139 million, with backlog units of 566 and an average sales price of $247,000.  The backlog of homes at December 31, 2007 had a sales value of $233 million, with backlog units of 748 and an average sales price of $312,000.  M/I Homes had 128 active communities at December 31, 2008 compared to 146 at December 31, 2007.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Clearly these are very difficult times for homebuilders.  The combination of weak demand, falling home prices, historically low levels of consumer confidence, mounting foreclosures, and the increasing recessionary pressures dominating the overall economy have resulted in what many regard as the most severe housing recession in decades.  After experiencing challenging conditions throughout most of 2006 and all of 2007, market conditions further deteriorated in 2008.  Despite the significant headwinds we faced, we made progress in 2008 in a number of key areas.  We generated $148 million of cash during 2008, reduced our homebuilding bank borrowings from $115 million at the beginning of 2008 to $0 at year end, and ended 2008 with $33 million of cash. Our homebuilding net debt to capital ratio is 32% - one of the lowest in the homebuilding industry.  We also successfully reduced our expense levels, lowered our headcount by 41% from a year ago, and reduced our owned lot count by 40% during the year.  We continue to take steps designed to generate cash flow and strengthen our balance sheet.”
Mr. Schottenstein continued, “Looking ahead into 2009, we expect market conditions to remain difficult.  Accordingly, we will continue to employ a predominantly defensive operating strategy - focusing on our balance sheet and our liquidity.  We currently have $333 million of net worth, recently amended our bank credit facility, and have no debt maturing until 2012.  This provides us with additional flexibility in these difficult times.  At the same time, we will continue to focus on key offensive initiatives that we believe will position us for the eventual turn around in the homebuilding industry.”

The Company will broadcast its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through February 2010.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 73,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in the Company’s periodic filings on Form 10-Q.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue:	$150,187	$340,460	$607,659	$1,016,460

Net loss:
Loss from continuing operations (1)	$(75,360)	$(42,315)	$(245,415)	$(92,480)
Loss from discontinued operations	-	(26,145)	(33)	(35,646)
Net loss	(75,360)	(68,460)	(245,448)	(128,126)
Preferred share dividends	-	2,438	4,875	7,313
Net loss to common shareholders	$(75,360)	$(70,898)	$(250,323)	$(135,439)

Loss per share:
Basic and Diluted:
Continuing operations	$(5.38)	$(3.20)	$(17.86)	$(7.14)
Discontinued operations	-	(1.86)	-	(2.55)
Total	$(5.38)	$(5.06)	$(17.86)	$(9.69)

Weighted average shares outstanding:
Basic	14,022	14,000	14,016	13,977
Diluted	14,022	14,000	14,016	13,977

(1)	For the three and twelve months ended December 31, 2008, loss from continuing operations includes a $29.0 million and $108.6 million deferred tax asset valuation allowance, respectively.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue	$150,187	$340,460	$607,659	$1,016,460
Gross margin	(35,832)	(20,388)	(77,805)	35,487
General and administrative expense	25,500	22,642	77,458	93,049
Selling expense	12,680	22,324	54,219	77,971
Operating loss	(74,012)	(65,354)	(209,482)	(135,533)
Other income	-	-	(5,555)	-
Interest expense - net	2,502	3,917	11,197	15,343
Loss from continuing operations
before income taxes	(76,514)	(69,271)	(215,124)	(150,876)
Provision (benefit) for income taxes(2)	(1,154)	(26,956)	30,291	(58,396)
Loss from continuing operations,
net of income taxes	(75,360)	(42,315)	(245,415)	(92,480)
Loss from discontinued operations,
net of income taxes	-	(26,145)	(33)	(35,646)
Net loss	(75,360)	(68,460)	(245,448)	(128,126)
Preferred share dividends	-	2,438	4,875	7,313
Net loss to common shareholders	$(75,360)	$(70,898)	$(250,323)	$(135,439)

(2) For the three and twelve months ended December 31, 2008, loss from continuing operations includes a $29.0 million and $108.6 million deferred tax asset valuation allowance, respectively.

Revenue:
Housing revenue	$144,275	$293,235	$553,497	$939,492
Land revenue	2,933	42,764	32,899	58,330
Other	-	355	7,131	(424)
Total homebuilding revenue	147,208	336,354	593,527	997,398

Financial services revenue	2,979	4,106	14,132	19,062
Total revenue	$150,187	$340,460	$607,659	$1,016,460

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$21,698	$785	$56,022	$8,127
Florida	13,994	44,554	66,744	86,430
Mid-Atlantic	13,463	19,465	30,534	53,820
Continuing operations	49,155	64,804	153,300	148,377
Discontinued operations	-	42,949	-	58,915
Consolidated Total	$49,155	$107,753	$153,300	$207,292

Abandonments by Region:
Midwest	$285	$385	$311	$676
Florida	25	12	162	1,840
Mid-Atlantic	3,434	1,050	4,839	1,096
Continuing operations and Consolidated Total	$3,744	$1,447	$5,312	$3,612

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

EBITDA (3)	$(11,219)	$13,485	$(19,578)	$54,831
Interest incurred - net of fee amortization	$4,009	$8,167	$18,157	$35,093
Interest amortized to cost of sales	$2,780	$9,787	$10,651	$20,836
Depreciation and amortization	$2,323	$2,221	$8,813	$8,527
Non-cash charges	$57,996	$109,794	$166,134	$219,127

Cash provided by operating activities	$22,702	$128,489	$148,875	$202,211
Cash (used in) provided by investing activities	$(2,642)	$(4,869)	$742	$(13,861)
Cash provided by (used in) financing activities financing activities	$8,115	$(124,599)	$(118,605)	$(198,360)

Financial services pre-tax income	$587	$1,028	$5,554	$7,881

(3) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

Units:

New contracts:
Continuing operations	339	293	1,879	2,452
Discontinued operations	-	29	-	61
Consolidated total	339	322	1,879	2,513
Homes delivered:
Continuing operations	554	984	2,025	3,173
Discontinued operations	-	58	36	115
Consolidated total	554	1,042	2,061	3,288

	December 31,
	2008	2007
Consolidated Backlog:
Units	566	748
Aggregate sales value (in millions)	$139	$233
Average sales price	$247	$312

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet Information
(Dollars in thousands, except per share amounts)
 (Unaudited)

	December 31,
	2008	2007

Assets:
Cash/Cash held in escrow	$39,175	$22,745
Mortgage loans held for sale	37,772	54,127
Inventory:
Lots, land and land development	333,651	489,953
Land held for sale	2,804	8,523
Homes under construction	150,949	264,912
Other inventory	28,625	33,941
Total Inventory	516,029	797,329

Fixed assets - net	27,732	35,699
Investment in unconsolidated joint ventures	13,130	40,343
Income tax receivable	39,457	53,667
Deferred income taxes	-	67,867
Assets from discontinued operations	-	14,598
Other assets	19,993	31,270
Total Assets	$693,288	$1,117,645

Liabilities:
Debt –Homebuilding Operations:
Notes payable banks	$-	$115,000
Notes payable other	16,300	6,703
Senior notes	199,168	198,912
Total Debt – Homebuilding Operations	215,468	320,615

Note payable bank – financial services operations	35,078	40,400
Total Debt	250,546	361,015

Accounts payable	27,542	66,242
Other liabilities	65,555	89,200
Community development district obligations	11,035	12,410
Obligation for inventory not owned	5,549	7,433
Total Liabilities	360,227	536.300

Stockholders’ Equity	333,061	581,345
Total Liabilities and Stockholders’ Equity	$693,288	$1,117,645

Book value per common share	$16.62	$34.23
Homebuilding net debt/capital ratio	32%	33%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	December 31, 2008			December 31, 2007

		Lots			Lots
	Lots	Under		Lots	Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest region	5,234	521	5,755	6,402	565	6,967

Florida region	1,885	73	1,958	5,304	540	5,844

Mid-Atlantic region	1,678	332	2,010	2,044	1,318	3,362

Consolidated total	8,797	926	9,723	13,750	2,423	16,173